UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): September 9, 2014 (September 4, 2014)

AnythingIT, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (877) 766-3050

Not applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Convertible Note to JSJ Investments Inc.

On August 29, 2014 (the “Issuance Date”), AnythingIT, Inc. (“we,” “us,” “our,” or “Company”) issued a convertible promissory note (the “Note”) to JSJ Investments Inc. (“JSJ”) (collectively, the “Parties”), in the original principal amount of $105,000.00 (“Principal Amount”), which bears interest at 10% per annum.  The Note was issued in exchange for $100,000.00 (“Purchase Price”), after an original issue discount of $5,000.00, which was funded in cash by JSJ on September 4, 2014.  All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is March 1, 2015 (the “Maturity Date”).  JSJ will deduct a total of $11,000.00 from the Principal Amount due, as a result of our payment of $2,000.00 in legal fees and $9,000.00 to Anubis Capital Partners for due diligence fees.

On the Maturity Date, and only upon the consent of JSJ, we may buy the Note back for 150% of the Principal Amount.  Any amount of principal due under the Note, which is not paid by the Maturity Date, will bear interest at the rate of 10% per annum until it is paid (“Default Interest”).

The Note is convertible by JSJ into shares of common stock of the Company (“Common Stock”) at any time after the Issuance Date.  The conversion price for each share of Common Stock is the lower of (i) $0.00009 or (ii) 60% multiplied by the lowest trading price in the previous twenty trading days prior to the relevant notice of conversion.  We have agreed to initially reserve twice the total amount of Common Stock issuable upon the full conversion of the Note.  Thereafter, we have agreed to reserve the total amount of Common Stock issuable upon the full conversion of the outstanding principal amount of the Note.

All amounts due under the Note may become immediately due and payable by us, upon JSJ’s request after an event of default, including but not limited to (i) our failure to pay regular interest or the Default Interest for 10 days, (ii) our failure to pay the Principal Amount when due, (iii) our failure to comply with a material provision of the Note for 30 days after notice from JSJ, (iv) our breach of any covenant, warranty, or representation in the Note, (v) if we stop operations, or (vi) our filing of a bankruptcy petition or a filing of an involuntary bankruptcy petition against us.

To the satisfaction and benefit of JSJ, we will obtain a written agreement and substantially similar security from an acquirer before we complete any recapitalization, reorganization, consolidation, merger, sale of all or substantially all of our assets, or transaction involving a share exchange.  The Note contains general provisions dealing with representations, warranties, covenants, governing law, waiver of notice, remedies, notices, and dispute resolution.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, JSJ is an accredited investor, JSJ acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the Note is qualified in its entirety by reference to such Note, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

ITEM 2.03   CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

4.1	Convertible Promissory Note between AnythingIT, Inc. and JSJ Investments Inc. dated August 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnythingIT, Inc.

Date: September 9, 2014	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer